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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-A/A

                                AMENDMENT NO. 2

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         CHIEFTAIN INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


   Alberta, Canada                                       N/A
(State of incorporation                             (IRS Employer
   or organization)                              Identification No.)

            1201 TD Tower                              T5J 2Z1
           10088-102 Avenue                           (Zip Code)
      Edmonton, Alberta, Canada
(Address of principal executive offices)


       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered

            Common Shares                        American Stock Exchange

           Purchase Rights                       American Stock Exchange

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

          Securities Act registration statement file number to which this form relates: Not Applicable

          Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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          This Amendment No. 2 amends the Form 8-A originally filed on October
20, 1999, as amended by Amendment No. 1 filed on July 16, 2001, by Chieftain International, Inc., a corporation organized under the laws of Alberta, Canada (the "Company"), by amending and restating the last paragraph under the caption "Item 1. Description of Registrant's Securities to be Registered" in such Amendment No. 1, in order to correct a typographical error.

          On June 18, 2001, the Company entered into a Pre-Acquisition Agreement with Hunt Oil Canadian Acquisition III Corporation, a corporation organized under the laws of Alberta, Canada (the "Offeror"), and Hunt Oil Company, a Delaware corporation ("HOC"), which was amended as of June 27, 2001 (as so amended, the "Pre-Acquisition Agreement"), pursuant to which the Offeror agreed to purchase all of the outstanding Common Shares, no par value (the "Common Shares"), of the Company (the "Offer"). In connection therewith, on June 27, 2001, the Board of Directors of the Company elected to redeem all of the outstanding Rights and Convertible Rights at a redemption price of $0.001 per Right or Convertible Right as of the Close of Business on the Business Day immediately preceding the day that the Offeror takes up Common Shares pursuant to the Offer.


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                                                                             3

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 17, 2001


                                           CHIEFTAIN INTERNATIONAL, INC.


                                           By: /s/ Esther S. Ondrack
                                               --------------------------------
                                               Name:  Esther S. Ondrack
                                               Title: Senior Vice President
                                                      and Secretary